UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  As described more fully in Item 8.01 below, benefits accrued by salaried employees and certain non-bargaining hourly employees in Olin Corporation’s pension plan will be “frozen” effective December 31, 2007. In connection with that action, two of Olin Corporation’s other plans - the Olin Senior Executive Pension Plan and the Olin Supplementary and Deferral Benefit Pension Plan (together, the Supplemental and Senior Plans) have been amended to provide that participants will cease accruing benefits under those plans as of that date as well. Participants under the Supplemental and Senior Plans will accrue benefits until December 31, 2007 based on applicable years of service and eligible compensation through that date.  Service after December 31, 2007 will count toward meeting the eligibility requirements for commencing a pension benefit, but not toward the calculation of the pension benefit amount.  Compensation earned after 2007 will similarly not count toward the determination of the pension benefit amounts under these plans.  Under an amendment to the Olin Corporation Supplemental Contributing Employee Ownership Plan (Supplemental CEOP), participants in that plan will be eligible for a credit to the Supplemental CEOP that corresponds to the new 5% / 7.5% contribution to the Olin Corporation Contributing Employee Ownership Plan (CEOP) described more fully in Item 8.01 below.

    Copies of the amendments to the Supplemental and Senior Plans are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and a copy of the amendment to the Supplemental CEOP is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 8.01.                                Other Events.

On October 1, 2007, the Compensation Committee of Olin’s Board of Directors approved changes to Olin’s pension plans.  On October 5, 2007, Olin Corporation announced that it is freezing its Olin Corporation Employees Pension Plan (Pension Plan) for salaried and certain non-bargaining hourly employees.  Affected employees will be eligible to accrue pension benefits through December 31, 2007 but will not accrue any additional benefits under the Pension Plan after that date.  Subject to the terms of the Pension Plan, benefits accrued as of December 31, 2007 will be paid to eligible affected employees at such time as their employment terminates and they are eligible to begin to receive benefits under the Pension Plan.  Service after December 31, 2007 will count toward meeting the vesting requirements for such pension benefits and the eligibility requirements for commencing a pension benefit, but not toward the calculation of the pension benefit amount.  Compensation earned after 2007 will similarly not count toward the determination of the pension benefit amounts under the Pension Plan.  In lieu of continuing pension benefit accruals for the affected employees under the Pension Plan, starting in 2008, Olin will provide a contribution to an employee’s “Retirement Contribution Account” maintained within the CEOP equal to 5% of the employee’s eligible compensation if such employee is less than age 45, and 7.5% of the employee’s eligible compensation if such employee is age 45 or older.

Item 9.01.                                Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Amendment to the Olin Senior Executive Pension Plan dated as of October 1, 2007
99.2	Amendment to the Olin Supplementary and Deferral Benefit Pension Plan dated as of October 1, 2007
99.3	Amendment to the Olin Corporation Supplemental Contributing Employee Ownership Plan dated as of October 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       OLIN CORPORATION

       By:           /s/ George H. Pain
  Name:        George H. Pain
      Title:          Vice President, General
               Counsel and Secretary

Date:  October 5, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Amendment to the Olin Senior Executive Pension Plan dated as of October 1, 2007
99.2	Amendment to the Olin Supplementary and Deferral Benefit Pension Plan dated as of October 1, 2007
99.3	Amendment to the Olin Corporation Supplemental Contributing Employee Ownership Plan dated as of October 1, 2007